Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of McDonald’s Corporation on Form S-8 of our report dated June 27, 2007 on the financial statements and supplemental schedule of the McDonald’s Corporation Profit Sharing and Savings Plan, appearing in the 2006 Annual Report on Form 11-K of the McDonald’s Corporation Profit Sharing and Savings Plan.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Oak Brook, Illinois

March 28, 2008